DAVID H. REINMILLER
                                Attorney At Law
                       4500 Main Street, P.O. Box 418210
                        Kansas City, Missouri 64141-9210
                            Telephone (816)340-4046
                            Telecopier (816)340-4964

                                                                January 11, 1999

American Century World Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

         As counsel to American Century World Mutual Funds, Inc., I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I have deemed relevant, it is my opinion that the shares of the Corporation described in Post-Effective Amendment No. 13 to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on January 11, 1999, will, when issued, be validly issued, fully paid and nonassessable.

         For the record, it should be stated that I am an officer and employee of American Century Services Corporation, an affiliated corporation of American Century Investment Management, Inc., the investment advisor of American Century World Mutual Funds, Inc.

         I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 13.

                             Very truly yours,

                             /s/David H. Reinmiller
                             David H. Reinmiller